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                                                                    EXHIBIT 3.26
                                     BYLAWS

                                       OF

                             AMERIPATH MICHIGAN, INC

                             A MICHIGAN CORPORATION

                                   ARTICLE ONE

                          DEFINITIONS AND ABBREVIATIONS

     As used in this set of Bylaws, when capitalized:

     SECTION 1.1.  "Corporation" means AmeriPath Michigan, Inc.

     SECTION 1.2. "Act" means the Michigan Business Corporation Act (Act No. 284 of the Public Acts of 1972), as amended from time to time.

     SECTION 1.3. "Articles" means the articles of incorporation of the Corporation as amended from time to time.

     SECTION 1.4 "Bylaws" means the bylaws of the Corporation, as amended from time to time.

     SECTION 1.5. "Board" means the board of directors of the Corporation as the same may be constituted from time to time.

                                   ARTICLE TWO
                               CORPORATE OFFICES

     SECTION 2.1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in the City of Detroit, County of Wayne, and State of Michigan. The Board may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the State of Michigan as the business of the Corporation may require.

     SECTION 2.2. REGISTERED OFFICE. The registered office of the Corporation required by the Act to be maintained in the State of Michigan may be, but need not be, identical with the principal office in the State of Michigan, and the address of the registered office may be changed from time to time by the Board.

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                                  ARTICLE THREE
                                  SHAREHOLDERS

     SECTION 3.1. PLACE OF SHAREHOLDERS' MEETINGS. Meetings of the shareholders of the Corporation may be held within or without the State of Michigan, provided that no meeting shall be held at a place other than the registered office of the Corporation in Michigan except pursuant to a resolution adopted by the Board.

     SECTION 3.2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of the shareholders shall be held on the fifteenth (15th) day in the month of February in each year after the year 1999 at the hour of ten o'clock in the forenoon for election of directors and for such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Saturday, Sunday, or legal holiday in the State of Michigan, then such meeting shall be held on the next succeeding day that is not a Saturday, Sunday, or legal holiday. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 3.3. SPECIAL MEETINGS OF SHAREHOLDERS. A special meeting of the shareholders may be called at any time by the President, a Vice President, or by a majority of the Board or by shareholders of record holding not less than 10% of all the shares entitled to vote at the meeting. The method by which such meeting shall be called is as follows: Upon receipt of a specification in writing setting forth the date and purpose of such proposed special meeting, signed by the President, or by a Vice President, or by a majority of the Board or by the required number of shareholders as above provided, the Secretary of this Corporation shall give the written notice requisite to such meeting.

     SECTION 3.4.  NOTICE OF MEETINGS OF SHAREHOLDERS; WAIVER.

          (1) Except as otherwise provided in the Act, written notice of the time, place and purpose of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either person ally or by mail, to each shareholder of record entitled to vote at the meeting.

          (2) When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the

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original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under subsection (1).

          (3) Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes (a) waiver, of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting/ and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless, the shareholder objects to considering the matter when it is presented.

     SECTION 3.5. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. If consent is less than unanimous, no written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation in accordance with the Act. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

     SECTION 3.6.  VOTE OF SHAREHOLDERS.

          (1) Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles. A vote may be cast either orally or in writing, unless otherwise provided in these Bylaws (see
Section 3.7).

          (2) When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles or the Act. Except as otherwise provided by the Articles, directors shall be elected by a plurality of the votes cast at an election.

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There shall be no cumulative voting for election of directors.

     SECTION 3.7. VOTING BY PROXY. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative. No such proxy need be recognized by the Corporation until it is filed with the Secretary of the Corporation, either before or at the time of the meeting. A proxy is not valid after the expiration of three (3) years from its date unless otherwise provided in the proxy.

     SECTION 3.8. ORDER OF BUSINESS AT SHAREHOLDERS MEETINGS. The presiding officer of the meeting of shareholders shall, in the exercise of his discretion, establish the order of business at such meeting of the shareholders and at any delayed or adjourned meeting of the shareholders, whether a regular, special, or annual meeting. Such presiding officer has the power to determine whether a vote shall be cast orally or in writing.

                                  ARTICLE FOUR
                               BOARD OF DIRECTORS

     SECTION 4.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board, except as otherwise provided in the Act or in the Articles. A director need not be a shareholder of the Corporation.

     SECTION 4.2. NUMBER OF DIRECTORS; ELECTION AND TERM. The Board shall consist of one (1) member. At each annual meeting, the shareholders shall elect directors to hold office until the succeeding annual meeting of the shareholders. A director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal.

     SECTION 4.3. REMOVAL OF DIRECTORS. A director or the entire Board may be removed at any time, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

     SECTION 4.4. VACANCIES. A vacancy occurring in the Board may be filled by the shareholders or, if the shareholders do not fill the vacancy within thirty
(30) days after its occurrence, by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A directorship to be filled because of an increase in the number of directors or to fill a vacancy may be

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filled by the Board for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date by reason of resignation or otherwise may be filled before the vacancy occurs but the newly elected or appointed director may not take office until the vacancy occurs.

     SECTION 4.5. PLACE OF MEETINGS. Except as provided in Section 4.8, the meetings of the Board may be held at such place, whether in the State of Michigan or elsewhere, as the Board may from time to time determine.

     SECTION 4.6. ORGANIZATION MEETING OF BOARD. At the place of holding the annual meeting of shareholders, and immediately following the same, the Board as constituted, upon final adjournment of such annual meeting of shareholders, shall convene for the purpose of organization, electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than herein provided by consent of a majority of the directors of such new Board. No notice of any kind to either old or new members of the Board shall be necessary for an organization meeting held on the same day as the annual shareholders' meeting. Any organization meeting not held on the same day as the annual shareholders' meeting shall be a special meeting of the Board.

     SECTION 4.7. REGULAR MEETINGS OF THE BOARD. Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine. No notice of regular meetings of the Board shall be required.

     SECTION 4.8. SPECIAL MEETINGS OF BOARD. Special meetings of the Board may be called by the President, a Vice President or Secretary or by a majority of the members of the Board at any time by means of written notice of the time, place, and purposes thereof to each director in the manner provided in Section 4.9, signed by the President, a Vice President, Secretary, or a majority of the members of the Board, as the case may be. However, action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided. The person or persons authorized to call special meetings of the Board may fix any place within the State of Michigan as the place for holding any special meeting of the Board called by him or them.

     SECTION 4.9. NOTICE TO BOARD OF SPECIAL MEETING. Written notice of a special Board meeting, stating the time and place thereof, shall be personally delivered or given by letter, telefacsimile, telegram, cable or radiogram, mailed

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or delivered for transmission not later than during the third day immediately preceding the day for such meeting, to each director at such address as appears on the books of the Corporation; provided, however, that a special Board meeting may be held on shorter notice, at the call of only the President, or a Vice President, when said officer in his discretion shall deem such shorter notice to be in best interests of the Corporation.

     SECTION 4.10. WAIVER OF NOTICE. Attendance at or participation of a director at a meeting constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

     SECTION 4.11. COMMUNICATION DEVICES. A member of the Board, or of a committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

     SECTION 4.12. QUORUM AND VOTE OF BOARD AND COMMITTEES. A majority of the members of the Board then in office, or of the members of a committee thereof, constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by the Act, the Articles or the Bylaws, or in the case of a committee, the board resolution establishing the committee. Amendment of the Bylaws by the Board requires the vote of not less than a majority of the members of the Board then in office.

     SECTION 4.13. ACTION BY THE BOARD WITHOUT A MEETING. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or committee. The consent has the same effect as a vote of the Board or committee for all purposes.

     SECTION 4.14. ESTABLISHMENT OF COMMITTEES BY THE BOARD. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of a committee, who may

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replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

     SECTION 4.15. POWERS OF COMMITTEES OF THE BOARD. A committee designated pursuant to Section 4.14, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation. However, such a committee does not have power or authority to:

          (a) Amend the Articles.

          (b) Adopt an agreement of merger or consolidation.

          (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

          (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

          (e) Amend the Bylaws.

          (f) Fill vacancies in the Board.

          (g) Fix compensation of the directors for serving on the Board or on a committee.

Unless the resolution appointing a committee expressly so provides, such a committee does not have power or authority to declare a distribution or to authorize the issuance of stock (see subsection 5.1(1)).

     SECTION 4.16. COMPENSATION. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers, and also authorize payment or reimbursement of the respective director's expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director or officer from serving the Corporation in any other capacity, and receiving compensation therefor.

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     SECTION 4.17. FURTHER POWERS. In addition to the powers and authority by these Bylaws expressly conferred upon it, the Board may further exercise all powers of the Corporation, and do all lawful acts and things as are not by law or by the Articles or by these Bylaws prohibited or directed or required to be exercised or done by the shareholders.

                                  ARTICLE FIVE
                                    OFFICERS

     SECTION 5.1.  OFFICERS.

          (1) The officers of the Corporation shall consist of a President, Secretary, Treasurer and, if desired, one (1) or more Vice Presidents, and such other officers as may be determined by the Board. The officers shall be elected or appointed by the Board. However, the Board may authorize a committee to elect or appoint officers.

          (2) Two (2) or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one
(1) capacity if the instrument is required by law or the Articles or Bylaws to be executed, acknowledged or verified by two (2) or more officers.

          (3) An officer elected or appointed as herein provided shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal.

          (4) An officer, as between himself and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as is provided in these Bylaws, or as may be determined by resolution of the Board not inconsistent with these Bylaws.

          (5)  None of the officers need be a director,

     SECTION 5.2. REMOVAL OF OFFICERS. An officer elected or appointed by the Board or a committee of the Board may be removed by the Board, at any time, with or without cause.

     SECTION 5.3. VACANCIES. If the office of any officer becomes vacant for any reason, the Board shall have the power to fill such vacancy.

     SECTION 5.4. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to

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the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and preside over the meetings of the Board. He shall, in general, perform all duties incident to the office of President and such other duties as may be assigned to him by the Board from time to time. He shall be an ex officio member of all committees.

     SECTION 5.5. VICE PRESIDENTS. One or more Vice Presidents may be selected by the Board. The respective Vice Presidents shall have such powers and perform such duties as may from time to time be assigned to each of them by the Board, or as the President may delegate to each of them respectively.

     SECTION 5.6. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the shareholders and of the Board, and shall preserve in books of the Corporation true minutes of the proceedings of all such meetings. He shall keep in his custody the seal of the Corporation and shall have authority to affix the same to all instruments where its use is required. He shall give, or cause to be given, all notices required to be given by him by the Act, Bylaws or resolution. He shall, in general, perform all duties incident to the office of Secretary, and such other duties as may be assigned to him from time to time by the Board, or as the President may delegate to him.

          The Assistant Secretaries, if any, in the order of their seniority as determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board shall assign to them from time to time, or as the President may delegate to them.

     SECTION 5.7. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall cause to be deposited all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board (see Section 7.4). He shall cause to be disbursed the funds of the Corporation as may be ordered by the Board, causing to be taken proper vouchers for such disbursements (see Section 7.3). He shall render to the President and the Board, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he shall deliver to the President of

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the Corporation, and shall keep in force, a bond in form, amount and with a surety or sureties satisfactory to the Board, for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of what ever kind in his possession or under his control belonging to the Corporation. He shall, in general, perform all duties incident to the office of Treasurer, and such other duties as may be assigned to him from time to time by the Board, or as the President may delegate to him.

          The Assistant Treasurers, if any, in order of their seniority as determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise powers of the Treasurer, and shall perform such other duties as the Board shall assign to them from time to time, or as the President may delegate to them.

     SECTION 5.8. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers and duties, or any of them, of such officer, to any other officer, or to any director.

                                   ARTICLE SIX
                                  STOCK MATTERS

     SECTION 6.1. TRANSFER OF STOCK. Shares of capital stock of the Corporation shall be transferable only on the books of the Corporation. The shares are transferable in accordance with Article 8 of the Michigan Uniform Commercial Code, being Act No. 174 of the Public Acts of 1962, as amended, being Sections
440.8101 through 440.8406 of the Michigan Compiled Laws of 1948, except as otherwise provided in the Act.

     SECTION 6.2. LOST, STOLEN, OR DESTROYED CERTIFICATES. Where the registered owner of a certificate of capital stock or other security of the Corporation claims that such certificate or other security has been lost, apparently destroyed or wrongfully taken, the issuance of a new certificate or other security in place of the original certificate or other security shall be governed by the provisions of the aforesaid Article 6 of the Michigan Uniform Commercial Code, except as otherwise provided in the Act. The President or Vice President, in the exercise of his sole discretion, may waive the requirement of an indemnity bond as referred to in Section 440.8405 of the Michigan Uniform Commercial Code.

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     SECTION 6.3.  REGULATIONS. The Board shall have the power and authority to make all such rules and regulations as the Board shall deem expedient for the regulation of the issue, transfer and registration of certificates for shares of capital stock or other securities of this Corporation.

                                  ARTICLE SEVEN
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 7.1. CONTRACTS. The Board, or a committee thereof duly authorized by the Board, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 7.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board or a committee thereof duly authorized by the Board. Such authority may be general or confined to specific instances.

     SECTION 7.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board or a committee thereof duly authorized by the Board. Such authority may be general or confined to specific instances.

     SECTION 7.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board, or a committee thereof duly authorized by the Board, may select.

                                  ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

     SECTION 8.1. WAIVER OF NOTICE. When, under the Act or the Articles or Bylaws of the Corporation or by the terms of an agreement or instrument, the Corporation or the Board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time if, at any time before or after the action is completed, the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, his

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attorney-in-fact, submits a signed waiver of such requirements.

     SECTION 8.2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 in each year.

     SECTION 8.3. SEAL. The Corporation's seal shall have inscribed thereon the name of the Corporation and the words "seal" or "corporate seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced (see Section 5.6).

     SECTION 8.4. VOTING OF SHARES OWNED BY CORPORATION. Any share or shares of stock in other corporations owned by this Corporation may be voted by the President of this Corporation or by proxy appointed by him, or in the absence of the President or his proxy, by the Vice President or by a proxy appointed by him, or in the absence of the aforementioned persons, by the Secretary or by proxy appointed by him. The Board may by resolution appoint some other person to vote such shares.

     SECTION 8.5. DISTRIBUTIONS. The Board may, from time to time, declare and the Corporation may pay distributions on its outstanding shares in the manner and upon the terms and conditions permitted by law and not in contravention of the Articles (see Section 4.15).

                                  ARTICLE NINE
                                   AMENDMENTS

     SECTION 9.1. BYLAW AMENDMENTS, ETC. The shareholders or the Board may amend or repeal the Bylaws or adopt new Bylaws (see Section 4.12).

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                            UNANIMOUS WRITTEN CONSENT
                                 OF THE MEMBERS
                OF THE BOARD OF DIRECTORS AND THE SHAREHOLDERS OF
                     J.J. HUMES, M.D. AND ASSOCIATES. P.C.

     The undersigned, being all the members of the Board of Directors and all of the Shareholders of J.J. HUMES, M.D. AND ASSOCIATES, P.C., a Michigan professional service corporation, do hereby unanimously agree and consent to the adoption of the following preamble and resolutions:

               WHEREAS, this Corporation will be filing Restated Articles of Incorporation in connection with the Stock Purchase Agreement entered into with AmeriPath, Inc. pursuant to which this Corporation shall become a Michigan general business corporation and shall be changing its name to "AmeriPath Michigan, Inc."

               NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 9.1 of the Bylaws, the existing Bylaws of this Corporation shall be repealed in its entirety, and this Corporation hereby adopts new Bylaws which provide that the Board of Directors shall consist of one
               (1) member, which is in the form presented to the undersigned and placed in the Corporation's Minute Book.

               RESOLVED, FURTHER, that this Corporation accept the resignations of Herbert I. Krickstein, M.D.; Noel S. Lawson, M.D.; Robert R. Calam, Ph.D.; Alvaro A. Giraldo, M.D.; Kum J. Youn, M.D.; Laurence E. Briski, M.D.; Bruce A. Jones, M.D.; Robert D. Danforth, Jr., M.D.; Martha J. Higgins, M.D.; Daniel P. Snower, M.D., and Paul F. Mazzara, M.D., as officers and directors of the Corporation, and that said resignations be filed in the Corporate Minute Book.

               RESOLVED, FURTHER, that the following named person be, and he is, hereby nominated and elected as and for the President/Secretary/Treasurer, and as Director of this Corporation, to serve as such for the ensuing year, and until his successor shall be duly elected and qualified:

                                 Robert P. Wynn

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                                SIGNATURE PAGE TO
                            UNANIMOUS WRITTEN CONSENT
                                 OF THE MEMBERS
                OF THE BOARD OF DIRECTORS AND THE SHAREHOLDERS OF
                      J.J. HUMES, M.D. AND ASSOCIATES, P.C.
                          DATED AS OF DECEMBER 1, 1999

/s/ Herbert I. Krickstein                /s/ Martha J. Higgins
-----------------------------            ----------------------------
HERBERT I. KRICKSTEIN, M.D.              MARTHA J. HIGGINS, M.D.
Director and Shareholder                 Shareholder

/s/ Noel S. Lawson                       /s/ Bruce A. Jones
-----------------------------            ----------------------------
NOEL S. LAWSON, M.D.                     BRUCE A. JONES, M.D.
Director and Shareholder                 Shareholder

/s/ Laurence E. Briski                   /s/ Paul F. Mazzara
-----------------------------            ----------------------------
LAURENCE E. BRISKI, M.D.                 PAUL F. MAZZARA, M.D.
Shareholder                              Shareholder

/s/ Robert D. Danforth                   /s/ Daniel P. Snower
-----------------------------            ----------------------------
ROBERT D. DANFORTH, JR.                  DANIEL P. SNOWER, M.D.
Shareholder                              Shareholder

/s/ Alvaro A. Giraldo                    /s/ Kum J. Youn
-----------------------------            ----------------------------
ALVARO A. GIRALDO, M.D.                  KUM J. YOUN, M.D.
Shareholder                              Shareholder

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                            AMERIPATH MICHIGAN, INC.

                             AMENDMENT TO THE BYLAWS

     The sole shareholder of AmeriPath Michigan, Inc. (the "Corporation") adopted a resolution on November 28, 2001 that amended the Bylaws of the Corporation as follows:

     The first sentence of Section 4.2 is deleted in its entirety and replaced with a new sentence to read as follows:

          "The number of directors shall not be fewer that one nor more than five, the precise number to be fixed by resolution of the shareholders or of the Board of Directors from time to time."